SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

December 31, 2004

Date of Report (Date of Earliest Event Reported)

WINSTON HOTELS, INC.

(Exact Name of Registrant as Specified in Its Charter)

North Carolina	0-23732	56-1624289

(State or Other Jurisdiction	(Commission File No.)	(I.R.S. Employer
of Incorporation)		Identification No.)

2626 Glenwood Avenue, Suite 200
Raleigh, North Carolina 27608

(Address of Principal Executive Offices) (Zip Code)

(919) 510-6019

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Item 1.01 Entry into a Material Definitive Agreement.

On December 31, 2004, Winston Hotels, Inc. (the “Company”) amended its current $125 million variable rate line of credit, as amended (the “Credit Agreement”), by executing the Sixth Amendment to Second Amended and Restated Syndicate Agreement by and among the Company, the Company’s operating partnership, WINN Limited Partnership, Wachovia Bank, National Association, as agent, and the participating banks under the Credit Agreement. The only material change to the Credit Agreement was to extend the maturity date from December 31, 2004 to March 31, 2005. Other terms of the Credit Agreement including, without limitation, the rate of interest, the payment terms and the available credit under the Credit Agreement remain the same.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WINSTON HOTELS, INC.
Date: January 4, 2005	/s/ Joseph V. Green
Joseph V. Green
President and Chief Financial Officer